                                   EXHIBIT 21

                         Subsidiaries of the Registrant

                       SUBSIDIARIES OF THE SCOTTS COMPANY


*EG Systems, Inc., dba Scotts Lawn Service, an Indiana corporation
Hyponex Corporation, a Delaware corporation
         EarthGro, Inc., a Connecticut corporation
OMS Investments, Inc., a Delaware corporation
         Republic Tool & Manufacturing Corp., a Delaware corporation
*Sanford Scientific, Inc., a New York corporation
Scotts Manufacturing Company, a Delaware corporation
         Miracle-Gro Lawn Products, Inc., a New York corporation
Scotts Products Company, an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts-Sierra Horticultural Products Company, a California corporation
         Scotts-Sierra Crop Protection Company, a California corporation Scotts-Sierra Investments, Inc., a Delaware corporation
                  ASEF BV (Netherlands)
                  Scotts Australia Pty Ltd. (Australia)
                  Scotts Belgium BVBA (Belgium)
                  Scotts Canada Ltd. (Canada)
                  Scotts Czech s.r.o.(Czech Republic)
                  Scotts de Mexico SA de CV (Mexico)
                  The Scotts Company Denmark ApS (Denmark)
                  Scotts Finland Oy (Finland)
                  Scotts France Holdings SARL (France)
                           Scotts France SARL (France)
                           **Scotts France SAS (France)
                  Scotts Holding GmbH (Germany)
                           Scotts Celaflor GmbH & Co. KG (Germany)
                           Scotts Celaflor HG (Austria)
                  Scotts Holdings Limited (United Kingdom)
                           Levington Group Ltd. (United Kingdom)
                                    Levington Trustees Ltd. (United Kingdom)
                                    Murphy Home and Garden Ltd. (United Kingdom)
                                    The Scotts Company (UK) Ltd. (United
                                       Kingdom)
                                            The Scotts Company (Manufacturing)
                                               Ltd. (United Kingdom)
                           O M Scott International Investments Ltd. (United
                              Kingdom)
                                    Levington Horticulture Ltd. (United Kingdom)
                                    Miracle Holdings Ltd. (United Kingdom)
                                            Miracle Garden Care Limited (United
                                               Kingdom)x
                                    O. M. Scott & Sons Ltd. (United Kingdom)
                                    Corwen Home and Garden Limited (United
                                       Kingdom)
                                    Scotts International B.V. (Netherlands)
                                            Scotts Deutschland GmbH (Germany)

                                            Scotts OM Espana S.A. (Spain)
                                    Scotts Italia SRL (Italy)
                           Scotts Horticulture Ltd. (Ireland)
                  Scotts Hungary KFT (Hungary)
                  The Scotts Company Italia S.r.l. (Italy)
                  The Scotts Co. Kenya Ltd. (Kenya)
                  Scotts Malaysia (incorp in Progress) (Malaysia)
                  Scotts Norway AS (Norway)
                  Scotts Poland Sp.z.o.o. (Poland)
                  Scotts Sweden AB (Sweden)
                  Scotts Switzerland SARL  (Switzerland)
          Swiss Farms Products, Inc., a Delaware corporation











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         *Not wholly-owned
         **Scotts France SARL owns remaining .1% of Scotts France SAS